SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Data of Report (Date of earliest event reported)  April 25, 2000
                                                          --------------

                         Commission file number  0-16079
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                             AIR METHODS CORPORATION
                             -----------------------
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                                         84-0915893
          --------                                         ----------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)



7301 South Peoria, Englewood, Colorado                       80112
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 (Address of Principal Executive Offices)                 (Zip  Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400
                                                           --------------


     Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report:  N/A


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ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

On April 25, 2000, Mercy Air Service, Inc. ("Mercy Air"), a wholly owned subsidiary of Air Methods Corporation ("the Company" or "Air Methods"), acquired through a newly formed company substantially all of the business assets of Area Rescue Consortium of Hospitals, a Missouri non-profit organization, for $11,268,000. The newly formed company, ARCH Air Medical Service, Inc. ("ARCH"), will operate as a Missouri corporation and a wholly owned subsidiary of Mercy Air. The purchase price was negotiated by the Company and the sellers, and the purchase will be accounted for using the purchase method of accounting. The purchase price also includes an earn-out provision under which the sellers will receive 50% of all collections greater than 50% of charges on receivables older than six months, up to a maximum of $1,500,000. Also on April 25, 2000, ARCH acquired two fixed wing aircraft and related equipment and inventory from SkyLife Aviation, LLC, a Missouri limited liability company ("SkyLife"), for $1,699,000.

Funding for the acquisitions was provided primarily by the sale of five helicopters and two fixed wing aircraft to C.I.T. Leasing Corporation ("CIT") for $10.6 million. The aircraft will be leased back from CIT under an operating lease with monthly lease payments due over ten years. ARCH also entered into a $1,350,000 note payable to Firstar Bank, N.A., with interest at 8.01% and monthly principal and interest payments over seven years. The remainder of the cash payment was funded from Company treasuries.

Area Rescue Consortium of Hospitals has provided air medical transportation services in the St. Louis metropolitan area and surrounding communities since 1987. ARCH will continue air medical transportation operations (including medical care, aircraft operation and maintenance, communications and dispatch, and medical billing and collections) as an independent provider. One of the aircraft acquired from SkyLife will be used in ARCH's operations. The other aircraft will be deployed as part of Mercy Air's operations in southern California.


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ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

The  following  exhibits  are  filed  as  part  of  this  report:

     2.1 Asset Purchase Agreement, dated March 23, 2000, among the Company, Mercy Air, and Area Rescue Consortium of Hospitals
     2.2 Aircraft Purchase Agreement, dated April 25, 2000, by and between ARCH and SkyLife Aviation, LLC
     10.1 Aircraft Lease Agreement, dated April 21, 2000, between ARCH and C.I.T. Leasing Corporation
     10.2 Loan Agreement, dated April 25, 2000, between ARCH and Firstar Bank, N.A.
     10.3 Revolving Credit Note, dated April 25, 2000, between ARCH and Firstar Bank, N.A.
     10.4 Term Loan Promissory Note, dated April 25, 2000, between ARCH and Firstar Bank, N.A.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  AIR METHODS CORPORATION



Date:  May 9, 2000                By  /s/  Aaron  D.  Todd
                                      ------------------------------------------
                                      On behalf of the Company, and as Principal
                                      Financial and Accounting Officer


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